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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 9, 1999, except as to Note 2, which is as of March 1, 1999, appearing in the 1998 Annual Report to Shareholders of Tribune Company, which is incorporated by reference in Tribune Company's Annual Report on Form 10-K for the year ended December 27, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
March 24, 1999